AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1997

                                                REGISTRATION NO. 333-21663
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2


                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1993
                            ------------------------

             MARKEL CORPORATION                           MARKEL CAPITAL TRUST I
        (Exact name of Registrant as                     (Exact name of Registrant
          specified in its charter)                as specified in its trust agreement)

                  VIRGINIA                                       DELAWARE
       (State or other jurisdiction of                (State or other jurisdiction of
       incorporation or organization)                 incorporation or organization)

                    6331                                           6719
        (Primary Standard Industrial                   (Primary Standard Industrial
         Classification Code Number)                    Classification Code Number)

                 54-0292420
              (I.R.S. Employer                               (I.R.S. Employer
             Identification No.)                            Identification No.)

                4551 COX ROAD                                  4551 COX ROAD
         GLEN ALLEN, VIRGINIA 23060                     GLEN ALLEN, VIRGINIA 23060
               (804) 747-0136                                 (804) 747-0136

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                            ------------------------

              GREGORY B. NEVERS                              GREGORY B. NEVERS
              CORPORATE COUNSEL                              CORPORATE COUNSEL
             MARKEL CORPORATION                             MARKEL CORPORATION
                4551 COX ROAD                                  4551 COX ROAD
         GLEN ALLEN, VIRGINIA 23060                     GLEN ALLEN, VIRGINIA 23060

 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                   COPIES TO:

              LESLIE A. GRANDIS                            MICHAEL L. FITZGERALD
   MCGUIRE,WOODS, BATTLE & BOOTHE, L.L.P.                  BROWN & WOOD, L.L.P.
              ONE JAMES CENTER                            ONE WORLD TRADE CENTER
          RICHMOND, VIRGINIA 23219                       NEW YORK, NEW YORK 10048

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

           TITLE OF EACH CLASS                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
             OF SECURITIES TO                   AMOUNT TO BE          OFFERING PRICE        AGGREGATE OFFER-
              BE REGISTERED                      REGISTERED            PER UNIT (1)           ING PRICE (1)
Series B Capital Securities of Markel
  Capital Trust I.......................        $150,000,000               100%               $150,000,000
Series B Junior Subordinated Deferrable
  Interest Debentures of Markel
  Corporation(2)........................
Markel Corporation Series B Guarantee with
  respect to Series B Capital
  Securities(3).........................
Rights of holders of Junior Subordinated
  Debentures under the Indenture, Rights
  of holders of Series B Capital
  Securities of Markel Capital Trust I
  under a Declaration of Trust, Rights of
  holders of such Capital Securities under
  the Series B Guarantee and certain
  backup undertakings as described
  herein................................
Total...................................       $150,000,000(4)             100%              $150,000,000(4)

           TITLE OF EACH CLASS                    AMOUNT OF
             OF SECURITIES TO                   REGISTRATION
              BE REGISTERED                        FEE (2)
Series B Capital Securities of Markel
  Capital Trust I.......................          $45,454.55
Series B Junior Subordinated Deferrable
  Interest Debentures of Markel
  Corporation(2)........................             100.00
Markel Corporation Series B Guarantee with
  respect to Series B Capital
  Securities(3).........................             100.00
Rights of holders of Junior Subordinated
  Debentures under the Indenture, Rights
  of holders of Series B Capital
  Securities of Markel Capital Trust I
  under a Declaration of Trust, Rights of
  holders of such Capital Securities under
  the Series B Guarantee and certain
  backup undertakings as described
  herein................................
Total...................................          $45,654.55(5)

(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of Markel Corporation (the "Junior Subordinated Debentures") distributed upon any liquidation of Markel Capital Trust I.
(3) No separate consideration will be received for the Markel Corporation Series B Guarantee.
(4) Such amount represents the liquidation amount of the Markel Capital Trust I Series B Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Markel Capital Trust I.
(5) Previously paid.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
               PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

     Article VII of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of directors and officers to the maximum extent now or hereafter permitted by the Virginia Stock Corporation Act, including indemnification against liability incurred in proceedings instituted or threatened by third parties, or by or on behalf of the Company itself, unless incurred as a result of gross negligence, willful misconduct or as a result of a knowing violation of the criminal law.

     The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
--------
     4.1  Indenture of Markel Corporation relating to the Junior Subordinated Debentures*
     4.2  Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)*
     4.3  Certificate of Trust of Markel Capital Trust I*
     4.4  Declaration of Trust of Markel Capital Trust I*
     4.5  Amended and Restated Declaration of Trust for Markel Capital Trust I*
     4.6  Form of New Capital Security Certificate for Markel Capital Trust I (included as Exhibit A-1 to Exhibit 4.5)*
     4.7  Form of New Guarantee of Markel Corporation relating to the New Capital Securities*
     4.8  Registration Rights Agreement*
     5.1  Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to legality of the New Junior Subordinated
          Debentures and the New Guarantee to be issued by Markel Corporation*
     5.2  Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the New Capital Securities to be issued by Markel Capital Trust I*
     5.3  Opinion and consent of Brown & Wood, L.L.P. as to legality of the New Junior Subordinated Debentures and the New
          Guarantee to be issued by Markel Corporation*
       8  Opinion of McGuire, Woods, Battle & Boothe, L.L.P., special tax counsel, as to certain federal income tax matters*
    12.1  Computation of ratio of earnings to fixed charges*
    23.1  Consent of KPMG Peat Marwick LLP*
    23.2  Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit 5.1)*
    23.3  Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
    23.4  Consent of Brown & Wood, L.L.P. (included in Exhibit 5.3)*
      24  Power of Attorney of certain officers and directors of Markel Corporation and Administrative Trustees*
    25.1  Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture*
    25.2  Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated
          Declaration of Trust of Markel Capital Trust I*
    25.3  Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the New Guarantee for the benefit of the holders of New Capital Securities of Markel Capital Trust I*
    99.1  Form of Letter of Transmittal*
    99.2  Form of Notice of Guaranteed Delivery*
    99.3  Form of Exchange Agent Agreement*


---------------

* Previously filed.

ITEM 22. UNDERTAKINGS


     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Markel Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this second amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, and Commonwealth of Virginia, on the 28th day of May, 1997.


                                         MARKEL CORPORATION

                                         By  /s/ STEVEN A. MARKEL*
                                            ---------------------------------
                                              STEVEN A. MARKEL, VICE CHAIRMAN

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                                                                   DATE
                     ------------                                                                          ------------------

                 /s/ALAN I. KIRSHNER*                   Chairman and Chief Executive                       May 28, 1997
                 --------------------
                   ALAN I. KIRSHNER                       Officer and Director

                /s/ANTHONY F. MARKEL*                   President and Chief Operating Officer              May 28, 1997
                 --------------------
                  ANTHONY F. MARKEL                       and Director

                 /s/STEVEN A. MARKEL*                   Vice Chairman and Director                         May 28, 1997
                 --------------------
                   STEVEN A. MARKEL

                /s/DARRELL D. MARTIN*                   Executive Vice President, Chief                    May 28, 1997
                 --------------------
                  DARRELL D. MARTIN                       Financial Officer and Treasurer and
                                                          Director

                  /s/GARY L. MARKEL*                    Director                                           May 28, 1997
                 --------------------
                    GARY L. MARKEL

                /s/LESLIE A. GRANDIS*                   Director                                           May 28, 1997
                 --------------------
                  LESLIE A. GRANDIS

                 /s/STEWART M. KASEN*                   Director                                           May 28, 1997
                 --------------------
                   STEWART M. KASEN

                  /s/V. PREM WATSA*                     Director                                           May 28, 1997
                 --------------------
                    V. PREM WATSA


* Pursuant to Power of Attorney

     Pursuant to the requirements of the Securities Act of 1933, Markel Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this second amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, and Commonwealth of Virginia, on the 28th day of May, 1997.


                                         MARKEL CAPITAL TRUST I

                                         By:  /s/   STEVEN A. MARKEL*
                                                   ----------------------------
                                                     STEVEN A. MARKEL
                                                 AS ADMINISTRATIVE TRUSTEE

                                         By:  /s/   ANTHONY F. MARKEL*
                                                   ----------------------------
                                                     ANTHONY F. MARKEL
                                                 AS ADMINISTRATIVE TRUSTEE

                                         By:  /s/    DARRELL D. MARTIN*
                                                    ----------------------------
                                                     DARRELL D. MARTIN
                                                 AS ADMINISTRATIVE TRUSTEE

* Pursuant to Power of Attorney